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                                                                     EXHIBIT 3.1

                                                          APPROVED
                                                       David F Kroeger
                                                      DIRECTOR OF BANKS
                                            DEPARTMENT OF FINANCIAL INSTITUTIONS

                            ARTICLES OF INCORPORATION
                                       OF
                            WSB FINANCIAL GROUP, INC.

     The undersigned hereby executes the following Articles of Incorporation for the purpose of forming a corporation under the Washington Business Corporation Act (Revised Code of Washington, Title 23B).

                                    ARTICLE I
                                      Name

     The name of this corporation is WSB Financial Group, Inc.

                                   ARTICLE II
                          Location of Principal Office

     The principal office of this corporation shall be located in Bremerton, Kitsap County, Washington.

                                  ARTICLE III
                                   Existence

     The period of existence of this corporation shall be perpetual.

                                   ARTICLE IV
                            Authorized Capital Stock

     The authorized capital stock of this corporation shall consist of 2,500,000 shares of common stock with a par value of $1.00.

                                   ARTICLE V
                              No Preemptive Rights

     Unless otherwise determined by the Board of Directors, no shareholder of the corporation shall be entitled as such, as a matter of right, to preemptive rights to purchase, subscribe for, or otherwise acquire any stock which the corporation may issue or sell, including unissued shares of stock of the said corporation.

                                   ARTICLE VI
                              No Cumulative Voting

     Each shareholder entitled to vote at any election for directors shall have the right to vote in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected and for whose election such shareholder has the right to vote. No shareholder shall be entitled to cumulate votes.


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                                  ARTICLE VII
                             Nomination of Directors

     Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Such nominations other than by the Board of Directors shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the corporation not less than sixty (60) days prior to the first anniversary of the date of the last meeting of shareholders of the corporation called for the election of directors.

     Each notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee; and (iv) such other information as would be required by the Federal Securities Laws and the Rules and Regulations promulgated thereunder in respect to any individual nominated as a director of the corporation and for whom proxies are solicited by the Board of Directors of the corporation.

     The Chairman of any meeting of shareholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE VIII
                                   Directors

     The number of directors of the corporation shall not be less than five (5), nor more than twenty-five (25), the exact number of directors to be fixed from time to time in the manner provided in the Bylaws. The directors shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. At the first annual meeting of shareholders, the Class I directors shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders; the Class II directors shall be elected to hold office for a term expiring at the second succeeding annual meeting of shareholders; and the Class III directors shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders, and in the case of each term expiring at the third succeeding annual meeting of shareholders, and in the case of each class, until their respective successors are elected and qualified. At each annual election held after the initial election of directors according to classes, the directors chosen to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term expiring at the third succeeding annual meeting after their election, and until their respective successors are elected and qualified.

                                   ARTICLE IX
                        Liability of Board of Directors

     A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the


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director, (ii) conduct which violates RCW 23B.08.310 of the Washington Business
Corporation Act, pertaining to unpermitted distributions to shareholders or loans to directors, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                   ARTICLE X
                     Factors to be Considered by Directors
                         Regarding Certain Transactions

     The Board of Directors of the corporation, when evaluating any offer of any other party to:

          (a) make a tender or exchange offer to acquire any equity security of the corporation;

          (b) merge or consolidate the corporation with another corporation; or

          (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation;

may give, but shall not be required to give, in connection with the exercising of its judgment in determining what is in the best interests of the corporation and its shareholders, consideration to the social and economic effects on the employees and customers of the corporation, and the communities in which the corporation's facilities are located and which the corporation serves, in addition to any other factors deemed relevant by the Board.

                                   ARTICLE XI
                                   Amendments

     This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by law. All rights of shareholders of the corporation and all powers of directors of the corporation are granted subject to this reservation.

                                   ARTICLE XII
                                  Incorporator

     The name and address of the incorporator is David K. Johnson, 190 Pacific Avenue, Bremerton, Washington 98337.


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                                  ARTICLE XIII
                          Registered Office and Agent

     The street address of this corporation's initial registered office is 1201 Third Avenue, Suite 3200, Seattle, Washington 98101-3052. Glen P. Ganison is the corporation's initial registered agent at such office.

     DATED this 11th day of February, 2005.


                                        /s/ David K. Johnson
                                        ----------------------------------------
                                        David K. Johnson

                   CONSENT TO APPOINTMENT AS REGISTERED AGENT

     I, GLEN P. GARRISON, hereby consent to serve as registered agent, in the State of Washington, for WSB Financial Group, Inc. I understand that as agent for the corporation, it will be my responsibility to accept service of process in the name of the corporation; to forward all mail and license renewals to the appropriate officer(s) of the corporation; and to immediately notify the Office of the Secretary of State of my resignation or of any changes in the address of the registered office of the corporation for which I am agent.

     Dated this 14th day of February, 2005.


                                        /s/ Glen P. Garrison
                                        ----------------------------------------
                                        Glen P. Garrison
                                        1201 Third Avenue, Suite 3200
                                        Seattle, WA 98101-3052


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